Exhibit 99.1

Slide 1:  Welcome

FIRST UNITED CORPORATION

2010 Annual Meeting of Shareholders’ Presentation

May 13, 2010

BILL GRANT

Slide 2: Bill Grant

Good Morning fellow shareholders, and welcome to the 2010 Shareholder’s Meeting. This focus of this meeting is, of course, different from any meeting in the past because we posted a loss for 2009. Our presentations to you this morning will accomplish several objectives.

Slide 3: Forward looking Statements

Before starting, I do want to direct your attention to the Forward Looking Statement Disclaimer displayed for you.

First, we want to provide you with an overview of what First United is, both in a historical perspective and what we stand for today. Second, we want to explain what happened to set the stage for some of the challenges we now confront. With this stage set, we will discuss the impact of the recession. Carissa Rodeheaver and Steve Lantz will provide financial and loan data that will help you see the correlation of the recession on both our financials and our loan portfolio, the latter being impacted by difficulties encountered by some of our customers.

After we familiarize you with today’s landscape, we will share with you our strategies to meet these challenges and return to profitability.

Finally, we will explore with you what has been good and what we believe will bolster us as we recover.

Slide 4:  Corporate Overview

So, let’s get underway with a discussion of First United. For many of you, this will be a review of what you already may know. For some of you, it may be new. For all of us, it is a useful starting point.

First United has been around since November 1900, when it began as the First National Bank of Oakland. It grew through a number of acquisitions and branch openings that began in the early 1960’s and continued through last year when we opened our third office in both Frederick and Morgantown. Today, we have over $1.7 billion in assets, operate 28 branches, and serve over 35 communities in 8 counties in Maryland and West Virginia.

Slide 5:  First United Corporation- Who Are We?

Because our roots are deep within our communities, we are very much a bank that focuses on building long term relationships with our customers. Indeed, our Vision Statement speaks of an “Uncommon Commitment to Service and Solutions”. The Mission Statement speaks of “enriching the lives of our customers, employees and shareholders”. Despite the difficult consequences of the recession, the mission remains as valid today as when it was conceived. It remains our “North Star” as we navigate these difficult waters.

Because of this focus and mission, we believe we are different from nearly all of our competitors. Our size is unique within our market, much smaller than the national and super regional banks, like PNC and BB&T. Yet, we are larger than many small banks throughout our markets. This “tweener size” allows us to provide the products and services associated with the large banks, with the level of engagement and personal interest seen only in community banks. We have leveraged this advantage over the years by getting to know our customers wants, needs and goals. Even our focus on small businesses goes beyond just business lending. Our intention is to serve community oriented business owners. This holistic approach helps us not only meet business needs but also meet the personal needs of the business owner and his or her employees as well.

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Slide 6: Community Bank Model

This approach, which serves us well, emphasizes:
•	Strong relationship building
•	Effective attraction of new customers
•	Strong customer retention
•	Good multi-product utilization
•	Extraordinary community involvement

This strategic approach continues to be validated within both the Company and the markets we serve. From an outside perspective, it is easy for this focus to be lost in the noise of this recession and its impact on our current financial statements. As we wind up our presentation this morning, I think you will see that it continues to serve us well.

Let us now go behind this over arching strategy to see what happened within your Company that impacted the financial statements and loan portfolio as this recession settled in.

As we conducted our planning in 2005 and 2006, a few things became evident to us. Our rate of growth was beginning to slow in our traditional market areas of Garrett and Allegany Counties in Maryland and Mineral County, West Virginia. We were also becoming aware of potential concentration areas within those markets. Further we had not yet developed significant “traction” in our growth markets of Morgantown, Hagerstown, Frederick and Martinsburg.

In view of this situation, the decision was made to expand our loan portfolio through the purchase of select participations in loans. Some of these loan participations were located outside our traditional markets. These loans were subjected to the same underwriting scrutiny associated within our market area loans.

At the same time, we decided to diversify and grow our investment portfolio. Through the purchase of institutional quality bonds, we believed our earnings could be enhanced, and to an extent, interest rate risk could be better managed. These investments were primarily made in trust preferred securities. As I mentioned in the Annual Report, these securities were essentially pools of debt issued by banks and insurance companies. Through the pools, it was thought that we had achieved a suitable level of diversification.

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This strategy allowed the Company the opportunity of continuing its growth, pending the implementation of strategies that would eventually facilitate growth in our new market areas. It also provided for diversification on the asset side of the balance sheet.

Almost no one foresaw the demise of our economy which began in December, 2007. Not the President. Not the Congress. Not our regulators, including the Federal Reserve.

Historians will debate for years to come the causes of this significant recession. No one debates its severity, or how quickly it came on. As you will see in our upcoming slides, our loan quality deteriorated quickly as the recession expanded. Both our local customers and our loan participations were negatively impacted. When a downturn such as this adversely impacts our loan customers, we are required to increase reserves and loan charge offs. This is what we did, and these will be shown to you later this morning.

If it were only issues related to loans, your Company, for the most part, would still be turning in positive earnings.

The losses associated with our investment portfolio are the event that pushed the Company into negative earnings in 2009, and continuing through the first quarter of 2010. As noted in the Annual Report, this recession had a disproportionate impact on banks. As such, an unexpectedly high number of banks within the trust preferred pools encountered difficulties, causing them to default or defer their payment obligations. These defaults and referrals devastated the values of these investments, resulting in significant write-downs over the past few quarters.

These loan losses and provisions, coupled with the investment write-downs, impact not only earnings, but capital as well. Carissa will illustrate this for you in her slides. In an effort to preserve capital, we made the very difficult decision to substantially reduce our dividend. This decision was perhaps the most difficult the Board has made. The prudence of the decision is rooted in the fact that it will preserve over $2 million in capital this year alone.

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The discussion to this point is intended to provide you with a backdrop of your Company, what it stands for, and the events that lead us to where we are today. I will now turn the podium over to Carissa Rodeheaver, Executive Vice President and Chief Financial Officer, to provide significantly more detail by way of numbers to what we have discussed.

CARISSA RODEHEAVER

Slide 7: Carissa Rodeheaver

Good Morning!

Slide 8:  Recession

Recently, Federal Reserve Chairman Ben Bernanke indicated that it was the belief of the Federal Reserve Board that the recession which began in December 2007 had ended late in 2009.  As Bill indicated, the financial results for First United Corporation reflect the negative impact of the recession, including a weakened U.S. economy, low consumer confidence and fear, plunging stock and bond markets and a historically low interest rate environment.  However, as you will see, underneath the recessionary impact, core operations have remained strong.

Today, I will review the financial performance for First United Corporation during 2009. For more detail, I encourage you to read the discussion of our financial results and condition in our most recent Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q which are available to all shareholders on our website.

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Slide 9:  Issues Driving Bank Performance

As we review the financial position of our company, we will see that the losses posted over the past few quarters have been driven by a few factors – high liquidity levels, increased FDIC premium expense, and deterioration in the credit quality of our loan and investment portfolios.   We will then review how these factors have affected our capital position and the efforts we have made to grow and preserve capital as we work through the recovery.  Finally, I will be joined by other members of our management team to review the financial performance of our core business operations.

Slide 10:  High Liquidity Levels

As the economy, our customers and our company began to experience the disruptions caused by the recession, we began to take prudent steps to prepare our balance sheet for any unforeseen events that could arise as a result of an extended recovery.  For a bank, this means building higher levels of cash, or liquidity, as we will see in the next few slides.

Slide 11:  Balance Sheet – Asset Growth

Our total assets reached $1.75 billion at December 31, 2009, representing an increase of $105 million, or 6.3%, over assets at December 31, 2008.  While asset growth was not as robust in 2009, the components fueling the growth were quite different from years past.

Slide 12:  Balance Sheet – Asset Mix

A changing component to the Balance Sheet mix is the growth in cash, in green, to approximately $190 million at December 31, 2009, or 11% of total assets as compared to $19 million at December 31, 2008.

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The balance sheet mix for our Company as of December 31, 2009 continues to reflect our focus on the core business of lending as total loans, in yellow, comprise 63% of total assets.  However, our loan portfolio, net of the allowance for loan losses, decreased by $18 million, or 1.6% during the year.  Continued growth in our commercial loans was offset by a decline in our residential real estate and indirect car portfolios and the increase in our allowance for loan losses.  Our investment portfolio, in blue, declined by $81 million, or 30%, from 2008 as the fair market value of certain  securities declined in response to the current economic environment, we elected not to replace called securities in order to enhance our cash position and as we continued to experience write-downs on our corporate bonds as a result of other-than-temporary impairment.

As indicated earlier, cash and cash equivalents increased significantly through the addition of capital and successful deposit growth, spurring the growth experienced in our total assets.  This growth in cash reflects our desire to build liquid, unencumbered assets in light of the recent disruptions in the credit and capital markets.

Slide 13:  Stable Funding Sources

The asset side of the balance sheet is funded through stable funding sources.  Core deposits, in green, including certificates of deposit less than $100,000, total 57% of our funding sources.  Certificates of deposit greater than $100,000, in blue, total 23%.  Short-term borrowings, in yellow, such as overnight borrowings or funds from repurchase agreements, are 3% of funding, and long-term borrowings, in red, from the Federal Home Loan Bank of Atlanta complete the picture at 17%.  During 2009, we repaid $13 million in long-term advances offset slightly by an increase in our subordinated debt due to a capital raise completed in December 2009.  Robin will discuss our deposit growth a little later in the presentation.

Slide 14:  FDIC Premiums

At the same time First United was building our liquidity position, the FDIC insurance fund was experiencing record numbers of bank closures resulting in diminishing levels of liquidity in the FDIC fund.  To replenish the fund, the FDIC charged a special assessment to every member bank and increased the overall rate structure.  In addition to replenishing the fund, this enabled the FDIC to increase insurance levels for our customers to $250,000 and certain transactions accounts were provided 100% FDIC insurance.  Both the Bank’s increased liquidity and the actions of the FDIC had a negative impact on earnings for 2009.  We estimate that our increased liquidity position resulted in a cost of approximately $1.1 million and our FDIC premium expense moved from $400,000 in 2008 to $4 million in 2009.

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At this time, Steve Lantz, Senior Vice President and Sr. Lender will discuss our loan portfolio in more detail.

STEVE LANTZ

Slide 15: Steve Lantz

Good morning, I am Steve Lantz and I coach the commercial loan and residential mortgage loan sales teams for the Bank.

Slide 16:  Loan growth comparison—2005 to 2009

As can be seen on the graph, during the economic expansion we posted gains in growing our loan portfolio. As we entered 2008, we found consumer and business confidence fueled by the recession adversely affecting our production teams. 2009 was a year that included a lack of demand for loans, as well as significant loan repayments as consumers and businesses cut costs by reducing debt and delaying major purchases or expansion plans. This was a prudent decision by our customers in our opinion but did stem our growth in loan balances in 2009.

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Slide 17:  Loan Portfolio Composition—12/03 vs. 12/09

These charts indicate a significant shift from consumer lending to business lending during this 6 year period. This shift was planned as we focused our efforts on building relationships with community oriented business owners. As can be seen by the charts, our focus on Business lending opportunities (the green slice) increased our portfolio composition in commercial loans from 39% in 2003 to 54% in 2009.

Other comments on charts

—Residential mortgage lending (the blue slice) continues to be a significant sector for us, posting modest gains over the 6 year period. Currently, based on consumer preference for long-term fixed rates, we expect a higher percentage of our production will be sold into the secondary markets to avoid interest rate risk which means we do not foresee this portfolio line of business growing in share going forward.

—As I have discussed at prior meetings, the drop in consumer loans (the yellow slice) from 26% to 10% is driven by our election to slow growth in our indirect auto financing sector. We greatly appreciate our dealer customers but competitive pressures from banks and non banks, razor thin pricing, and lackluster demand has resulted in a decline for this line of business in favor of more profitable lending activities.

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Slide 18:  Commercial Real Estate Loans

—Major collateral slices are

Commercial construction (green slice) and Other Construction (yellow slice)—this represents commercial construction loans and lot loans. We monitor our concentration in these categories because the construction phase is a complicated process and demands careful administration. This is good business when properly underwritten and administered and typically leads to full long-term relationships with the business customer. We also monitor lot lending and believe this segment will reduce through conservative underwriting adjustments and general lack of purchase money transactions.

Commercial land development (dark blue slice)–this sector representing 18% of our commercial real estate loans and has been the hardest hit during this recession. Our day to day servicing and collection activity has been with many of these customers and our goal has been to reduce our exposure in this area going forward.

Non residential (light blue slice)—these real estate loans are non-owner occupied commercial properties supported by rents or leases. At 33%, this is a significant portion of our portfolio and we monitor this category to assure we are well diversified, by industry and geography. We believe modest growth in this sector is available.

Owner occupied (red slice)—This is real estate owned and operated by a sole business owner. Although it currently represents 23% of our portfolio, we continue to focus our production on this sector as it fits very well with our focus on community oriented business owner. Our goal is to do more business with these customers.

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—Location pie chart comments

As an overview, this pie chart demonstrates the breakdown of commercial real estate loans by market area.  As can be seen, the portfolio is well diversified with no sector representing over 25%. Out of market loans are defined as loans outside our geographic branch footprint and our goal is to reduce this slice of the pie as the recession abates. Our expectation is that our older established markets represent retention opportunities and our growth focus will be in Frederick and Washington Counties in Maryland, and in Berkeley and Monongalia Counties in West Virginia.

Slide 19:  Commercial Real Estate Loans - Industry Concentrations

This slide represents some of our highest loan concentrations that we monitor on an ongoing basis. If a prospective borrower represents one of these industries, we are going to perform rigorous underwriting to assure very high quality assets are approved and booked. Our strategy is to contain growth in some of these sectors.  We expect many of these industry concentrations to stabilize or reduce going forward.

I want to recognize and thank the commercial and residential lending staff on their success in a very tough lending environment in 2009. These groups continue to work hard every day representing the bank’s best interests during this recessionary period. Thank You.

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I now turn it back over to Carissa.

CARISSA RODEHEAVER

Slide 20: Carissa Rodeheaver

Slide 21: Credit Quality

Continuing the discussion on financial performance, the second factor affecting performance in 2009 was the deterioration in credit quality.  As Steve demonstrated, our portfolio is well-diversified within our market areas and industries; however, the effects of the recession on our borrowers resulted in deterioration in the loan portfolio.  Businesses experienced a decline in cash flows, consumers experienced lay-offs and job loss, and developers experienced a halt in residential lot and housing sales.

Slide 22:  Providing for Loan Losses

In order to protect our investors from future losses, we fund an allowance for loan losses to absorb actual losses as they occur.  As you will note on this chart, prior to 2008, provision expense, represented by the green bar, and net charge-offs, represented by the red bar, were relatively low.  The pink area represents the recessionary time period and the brown bar shows management’s efforts to provide for future loan losses as we continued to see charge-offs increase.

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Slide 23:  Net Charge-Offs as a % of Average Loans

Net Charge-Offs during this time period moved from a steady .15% to a high of .87% of average loans during 2009.

Slide 24:  Commercial Real Estate Concentrations

Commercial real estate concentrations, represented by the brown bar, peaked in 2007 due to our focus on the community oriented business owner and an increase in commercial loan participations.  However, as we entered 2008, the Board and management made the decision to reduce exposure in this area, particularly in acquisition and development loans.  However, as the full effects of the recession unfolded, non-performing loans, the blue line, reached a peak of just over 4% in 2009.

Slide 25:  Reserves vs. Non-Performing Loans

As a result, we continued to increase our provision expense during 2009 to $15.6 million, bringing our total allowance for loan losses to $20.1 million.  The blue line represents the non-performing loans and the brown bar shows the total allowance for loan losses as a percentage of gross loans.  As these slides demonstrate, management and the Board have actively managed our loan portfolio.  Our credit quality department has spent thousands of hours working with our troubled borrowers to eliminate or minimize losses to the Bank on deteriorating credits.

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Slide 26:  Credit Quality:  Investment Portfolio

In addition to high provision expense, our company began to experience impairment charges against our earnings stream in late 2008 which continued throughout 2009.

Slide 27:  Investment Portfolio

The impairment charges are centered around one sector of our portfolio which originally accounted for approximately 24% of the total investment portfolio.  These corporate bonds are pools of debt issued by banks and insurance companies.  As discussed earlier, there have been a record number of bank closings and in many cases banks deferring payment of interest on their obligations.  As a result, accounting guidance requires that we recognize in earnings the loss attributable to deterioration in credit within these bonds.  Cumulatively, we have recognized $29.4 million in pre-tax losses associated with this portfolio.  At December 31, 2009, there was approximately $14.1 million of unrealized loss reducing capital on our balance sheet.  Because there has been no market for these securities since early in 2008, we continue to monitor the securities for other-than-temporary impairment and recognize losses as appropriate.

Slide 28:  Issues Driving Bank Performance - Capital Adequacy

We have reviewed the primary drivers of the net loss for First United Corporation – increased liquidity levels, high FDIC premium expense, increased provision expense and the other-than-temporary impairment charges on our investment portfolio.  Now, I will review how the loss has impacted the capital levels of the company.

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Slide 29:  Capital Adequacy

As of December 31, 2009, First United Corporation remained well-capitalized by regulatory standards.  In the next several slides, we will look at each component of the total capital ratio.

Slide 30:  Regulatory Capital as a % of Risk Weighted Assets

Regulatory capital divided by our risk weighted assets represents what is often referred to as the risk based capital or total capital ratio.  All assets on the balance sheet are assigned a weight based on the risk they represent to capital.  The riskier an asset is considered, the higher the risk weighting that is assigned.  This chart shows each component of capital as a percentage of the total risk weighted assets.

Slide 31:  Components of Total Capital Ratio

 The yellow portion of the bar shows the equity capital portion of our total capital ratio.  This capital consists of our common stock and retained earnings. The Allowance for Loan Losses (referred to as ALL on the slides), or the dark red portion of the bar, is added back to equity capital since it represents capital that has been set aside to absorb loan losses.

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Slide 32:  Components of Total Capital Ratio

The next segment of capital represented by the blue bar is the trust preferred component.  In 1999, First United issued $35 million of junior subordinated debt, some of which secured trust preferred securities that we issued.  In December 2009 and January 2010, as part of our capital growth plan, the Corporation privately placed $10.5 million of additional trust preferred securities with current customers, shareholders and individuals in our market areas who qualified as accredited investors.  The proceeds from these offerings qualify as capital with a portion qualifying as tier one capital.

Slide 33:  Regulatory Capital as a % of Risk Weighted Assets

During the last quarter of 2008, the corporate bonds held in our investment portfolio started to reflect the deterioration in the financial industry.  As mentioned earlier, the bonds are primarily backed by banks and insurance companies.  These bonds, which were investment grade at the time of purchase, were downgraded by the rating agencies.  As a form of insurance against the possibility of further downgrades, in January 2009, First United Corporation elected to participate in the Troubled Asset Relief Program - Capital Purchase Program, better known as TARP CPP.  This component of capital is represented by the green portion of the bar and the increase in capital as a percentage of risk weighted assets from the addition of the CPP is shown in the first quarter of 2009.

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The proceeds of $30 million received from the Treasury are includable in tier one capital.  During the first five years, the Corporation will pay a 5% cash dividend on this capital and will pay 9% for the remaining term that the securities are outstanding.

During the second quarter of 2009, the trust preferred corporate bonds that we owned in the investment portfolio were all downgraded more than one level below investment grade.  As a result of the downgrades, these assets introduced higher risk to our portfolio and were risk-weighted at a much higher level.  This caused the decrease in capital as a percentage of risk-weighted assets that you see in the second quarter of 2009.  In effect, all losses associated with these bonds washed through the risk-based capital ratio at that time. The losses we have experienced over the past few quarters have reduced our retained earnings which have lowered our total capital levels.  While we remain well-capitalized, we intend to focus any future capital raises on increasing the tier one, equity capital levels.

Slide 34:  Net Income

First United Corporation reported a net loss of $12.8 million in 2009.  The red highlighted section on this slide represents the period of the recession.  Please note, in 2008, we began to feel the effects of the recession and the full impact was recognized in 2009.

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Slide 35:  Components of Earnings

As a recap, three major issues affected our 2009 financial performance.  First, we paid and expensed $4.0 million in FDIC premiums to provide insurance for our depositors and to assist the banking industry in replenishing the FDIC insurance fund. Second, we recognized a $26.7 million other-than-temporary impairment charge on our investment portfolio in 2009.  The bonds in this portfolio were all investment grade at the time of purchase but due to the underlying bank collateral and the hardships experienced by this industry in 2009, these bonds demonstrated significant credit deterioration.  Third, we expensed $15.6 million in provision expense based on losses anticipated on declining loan collateral values and the estimation of future loan portfolio losses based upon our loss experience over the last two years.  We believe that each of these issues is cyclical in nature.  As this slide demonstrates, pre-tax, non-cyclical earnings, or core earnings was at record levels in 2008 and 2009.

Slide 36:  Core Bank Performance

The next several slides will shift our focus to the drivers of the core earnings of the Bank, namely net interest income, trust and investment income, insurance premiums and tight expense control.

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Slide 37:  Composition of Revenue

Exclusive of gains and losses, net interest income continues to represent the majority of our total revenue.  While it is still our intent to grow our trust and insurance lines of business, the stock and bond markets and the soft insurance markets driven by the recession caused a slight decline in 2009.

Slide 38:  Net Interest Income

Net interest income is the difference between the interest we earn on loans and investments and the interest that we pay for deposits and other borrowings.  During 2009, interest rates remained flat as the federal funds rate was at a historical low.  Net interest income hit a record high of $53.2 million compared to $52.2 million in 2008.  Interest income decreased by $10 million due to lower interest rates, a reduction in loan balances and an increase in non-accrual loans.  Non-performing loans are loans which have been placed on non-accrual or are 90 days or more past due.  For these loans, the company does not book any interest income.  Management continued to manage our cost of funds through pricing and controlling the deposit and borrowing mix.  We continued to maintain a liability sensitive balance sheet through much of 2009.  Essentially, this means that our deposits and borrowings re-priced faster than our loans, producing higher net interest income.

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Slide 39:  Net Interest Margin

Our banking operation, or net interest income, continues to be our primary source of revenue.  Managing our net interest margin remains a high priority for our Treasury team.  We continue to make special pricing available to those customers who choose to have full banking relationships with First United, those who view us as their primary bank and who value the high level of service that we strive to provide.  Adherence to our pricing discipline allowed us to maintain a relatively stable net interest margin as compared to prior years.   As I mentioned last year, we expected to experience margin pressure in 2009 due to the floors that we reached on many of our deposit products in 2008.  These floors coupled with the cost of liquidity and the reduction in income from non-accrual loans accounted for the slight decline from the peak in 2008.   As we have experienced higher levels of non-performing loans and a reduction in earning assets, this margin pressure will likely continue in 2010.

Slide 40:  Non-Interest Income

The next section of the income statement deals with other operating income, or non-interest income. Excluding the securities losses discussed earlier, we recorded $16.3 million in non-interest income.  This chart shows the trend in this income since 2005, excluding gains and losses.  While we experienced a peak in 2007, the recession, which began in December 2007 and continued through 2009, did negatively impact fee income growth.  In spite of this impediment, we have experienced 5.8% growth in fee income over this five year period.

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Slide 41:  Diversified Fee Income

Non-interest income or other operating income continues to be well-diversified.  Service charge income continues to contribute the largest portion of our fee income at 33% of the total.  However, in 2009, we experienced declines in this area as consumer spending continued to be low and, as a result, we experienced lower overdraft fees. We continue to see increases in our electronic banking and other fees.

Slide 42:  Core Bank Performance

Strong core operations continue to be the heart of our institution.  While we have experienced the negative impact of the recession on our net income, we have continued to maintain strong deposit growth, steady production in our lending area, growth in our trust and investment and insurance lines of business and enhancements in our electronic banking channels.  Our core net interest income has increased year over year and we have managed our cost of funds and produced a steady interest margin.  As we move through the recessionary recovery, it is likely that we will continue to experience loan and investment charge-offs and a squeeze on our margin.  However, as we move forward with plans to grow our capital and we continue to capitalize on our strong core foundation, we look forward to returning to more positive financial results similar to what we have experienced over the last 109 years.

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At this time, Robin Murray, Sr. Vice President and Director of Retail Banking will continue the discussion of strong core bank performance as she discusses the success we have experienced in our retail banking network.

ROBIN MURRAY

Slide 43: Robin Murray

Thank you Carissa.

Slide 44: First United’s Deposit Market Share 2009

Good Morning.   This next chart provides a summary of your Company’s market areas, as well as deposit share and growth potential statistics.  By monitoring these statistics, it enables us to drive franchise value and maximize our earnings growth.

Many of you know that Garrett County is our most mature market.  As you can see, we dominate the deposit market share by holding over 70% of the deposits in our financial institution.  Our marketing and growth strategy for this area is focused on retention but we continued to garner additional deposits as of June 2009.  This area is truly our Cash Cow and allows us to allocate our investment resources toward our markets that have tremendous growth potential, such as Washington and Frederick Counties in Maryland and Berkeley and Monongalia Counties in West Virginia.

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As you view the statistics for Washington and Frederick Counties, you will be pleased to see that our team of professionals grew deposits over $40 million from June 08 to June 09.  Our deposit market share was positively impacted as well.  This growth market has provided your Company the ability to acquire new customer relationships and expand opportunities within our Community Oriented Business Owner’s strategy.  Over the past year, we have invested in additional resources by hiring specialists and opening yet another convenient retail office in Frederick on Baughman’s Lane.  This office had an outstanding year in reaching out to the community and building new relationships.  These additional resources are positioning your Company for future growth in this market.

Berkeley County has also gained deposit market share and experienced a growth of approximately $9 million in deposits from June 2008 to June 2009.

Our newest growth market, Monongalia County, or Morgantown area, has quickly gained deposits over the past few years.  Between June 30, 2008 and June 30, 2009 (the last date for which data is available), we increased deposits in this market area by $6.2 million.  The Morgantown area was not as impacted with the downturn in economy as compared to other areas throughout our markets.  This allowed us to gaine synergies and to leverage our opportunities for growth.  Last May, we opened our third retail office in Morgantown, at Suncrest Town Center.  This team exceeded their deposit goals within the first 6 months of opening.

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Slide 45: Deposit Growth

Our deposit growth has continued to trend positively over the last five years.  In 2009, I am pleased to report that we experienced a growth of $81 million in total deposits.

Last year, consumers were seeking out a safe harbor for their savings in community banks with professional and experienced staff.  We contribute our success in capturing the share of these deposits to our Regional Market Presidents.

If you recall in 2007, we implemented a regional market strategy for each of our growth markets and placed a Market President in each area.  All of our Market Presidents have several years of financial expertise and are now entrenched in their communities with a vast understanding of their regions.

They are responsible for leading our Retail franchise and guiding our team of specialists within each of their areas.   Our Team Sales concept is one of the most critical and strategic initiatives to facilitate our Community Oriented Business Owner relationship strategy.  This initiative is one that truly assists our customers in providing the right solutions for their financial well-being and provides your Company the profitability across all lines of business, not just deposits.

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Slide 46: Composition of Deposits

This last slide displays the composition of our core deposits.  As you view this chart, you can see the green and blue segments represent 60% of our core deposits that are in interest bearing and non-interest bearing transaction accounts.  This includes checking, money markets and our Prime Saver accounts.  The yellow segment represents our Savings and Christmas Savings accounts, which represent 3% of our deposit composition.  The red segment is our Certificate of Deposits less than $100,000, which makes up 37% of our deposit portfolio.  Our growth last year was primarily in regular CD’s and retirement accounts.

Our Treasury Team has begun to shift its focus to longer term maturities in anticipation of a rising interest rate environment.

Under the Market Presidents’ guidance and successful execution of our Team Sales concept, 2009 was a banner year in deposit gathering and relationship building.  Our Market Presidents have done an outstanding job in managing their regional teams to optimize our earnings growth potential for each market we serve.  We will be continuing our efforts by further expanding our revenue opportunities to position us for continued success in years ahead.

I am going to turn this presentation over to Gene Helbig, Senior Vice President and Senior Trust Officer, to discuss our non interest income strategies and the success we are having in his area.  Thank you.

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GENE HELBIG

Slide 47: Gene Helbig

Slide 48: Non-interest Income – Trust and Investments

When we met last year, I introduced our Trust Department campaign as What Matters Most?  The purpose of the What Matters Most program was to raise client awareness to the myriad of financial choices available to them.  More importantly, to make folks aware of how each choice has the potential to affect their future.  This year, I will focus briefly on one issue that truly matters most; and that is improvement in assets.

Slide 49: Trust Department Market Value

As you may know, the revenue from the Trust and Investment is almost entirely related to assets under management.  Throughout 2008, we saw our assets under management decrease as the stock and bond markets decreased in value.  Even though our revenue in 2008 only decreased by 2.7%, we saw our assets under management decrease in value by 13.64%.  This past year, 2009, our assets under management increased significantly by 17.97%.

Slide 50: Trust Department Income

Since the increase in assets occurred mostly in the final two quarters of 2009, it was not enough to offset the built up decrease in revenue.  Accordingly, revenue decreased by 8.05% in 2009. As noted in Carissa’s earlier screen, the Trust and Investment revenue still represents 22% of the non-interest income.  This very nice improvement in assets under management should bode very well for future revenue strength.

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Slide 51: Managed Asset Portfolio Performance Review

The screen behind me depicts the returns of our Managed Asset Portfolio or MAP performance.  You can see that the portfolios outperformed their relative blended indices by an average of 197 basis points.

Slide 52: Balanced MAP Objective

Another proof of improvement is the comparison of our MAP Balanced Model versus the S&P.  Notice that our Balance Model has outperformed the S&P for the past ten years, and with significantly less risk. These nice returns greatly assisted in the growth of assets as mentioned earlier.

Slide 53: 2009 Noteworthy Points

Sales numbers for 2009 are another indicator of improvement, as we generated $665,000 of new revenue sales represented by 170 new accounts.  This surpassed our established annual goal by 14.4%, and exceeded our 2008 numbers by 10.5%.  This is another example of improvement and should bode well for the future as these new relationships mature and their revenue cycle is completed.

27

We continue to focus on Improvement in our What Matters Most series of conference calls.  These monthly calls with economic updates have become very popular.  We have experienced hundreds of live listeners and nearly 1,000 hits to listen to the recordings. Our clients appreciated our personal reassurance, even as the sky seemed to fall around them.  We will continue these monthly calls in 2010 with quarterly economic updates and other topics of interest, as requested by our clients.  A schedule of our conference calls can be found at www.trustandinvestments.com.

In spite of the past and current economic circumstances, the First United Trust and Investment associates are committed to Continued Improvement.  They are always and will remain professional and are always devoted to providing the best service available. Thank you.

VAL TEAGARDEN

Slide 54: Val Teagarden

Good morning.

2009 continued to be a challenging year for the insurance industry.  The environment remained in a soft market state with premiums declining or flat.  The downsizing of various businesses continued to increase the cause for concerns of lower revenue and stagnate growth opportunities.

28

Slide 55: Mix of business

During this unusual soft market, the composition of a book of business is vital in controlling the decline in revenue.  A balanced book of business will assist with this.  First United Insurance Group’s book of business transitioned over the past 9 years.  We decreased our revenue in personal lines, in green, while increasing our revenue in commercial, in blue.  However, it is important to continue to maintain a stable personal lines book of business to create a strong revenue foundation to build on.  We also restructured our focus in the life and health division.  By increasing group benefits, in red, and decreasing individual benefits, in yellow, we were able to generate a reoccurring revenue stream instead of one time payments.  Continuous monitoring of the business mix is important for sustained growth.

Slide 56: Revenue growth

Over the past several years, we have been classified as a growth agency.  This is an agency that focuses on revenue growth, resource growth and efficiencies in service operations.  We grew revenue organically by 1% in 2009.  Many of our peers experienced either flat or negative growth.  This slower organic growth was due to the environment mentioned earlier. With the acquisition of three insurance locations in WV, we experienced significant acquisition growth of 24% in 2009.  This gave us an overall revenue growth of 25%.

29

Slide 57: Sales success

Growth in new business is an important component of the success of an agency.  Our sales force has been instrumental in this success.  Our insurance producers bring over 100 combined years of experience in insurance which offers a strong knowledge base to assist with any insurance need.  Our new business revenue has gradually increased over the past several years.  Each year we had several producers exceed their sales goals even in a soft market environment.

Slide 58: New Clients

Over the past 5 years we have experienced tremendous growth in our client base.  This is a combination of both new clients and acquisition of clients.  Our retention rate has remained over 93% and continues to strengthen our core revenue.  A focus for 2010 will be to increase our cross sell ratio for our current customer base.

Slide 59: Percentage of Operating Income

Growth in other operating income is an area that First United has strategically decided to grow.  Continued growth in the insurance business will help offset the downward trend of our NSF income and will assist in relieving some of the pressure on the interest margin.  In 2009, First United Insurance Group represented 18% of the Company’s other operating income.  According to the American Bankers Insurance Association, when an entity’s contribution to other operating income is over 12%, it is then considered a significant component to the organization.  The insurance line of business will continue to be a viable source of growth in other operating income for the bank.

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We want to thank you for the opportunity to serve you, the shareholder, in the insurance division.  At this time, Jeannette will share more information on other areas of the bank and their contribution to our success.

JEANNETTE FITZWATER

Slide 60: Jeannette Fitzwater

In most financial institutions you will find that the majority of overhead expense falls within salaries and benefits. First United is no different –with about half of our expenses being attributable to our staff.

As Bill and Robin mentioned earlier, during 2009 your Company opened two new community offices. Plus, we acquired an additional insurance agency in West Virginia. So while we often focus on the visual cost of purchasing land and constructing an office, the most immediate impact comes in staffing expense.

31

Slide 61: Operating Expenses

To further illustrate this point, you can see on this chart that as we have expanded our branch network in order to better serve our customers, our operating expenses, including salaries and benefits has also grown at a similar pace.

Other components of an increased salaries and benefits expense are due to increased cost of maintaining our pension plan. Due to declining market conditions and a commensurate decline in pension plan assets, we naturally experienced higher expense.

At the same time we have taken efforts to minimize these salary related expenses. During 2009 and continuing into 2010 there have been no Executive merit increases or paid bonuses. In 2010, there were no standard merit increases or bonuses given to all associates. Our staff realizes the effect of the recession and has joined in the sacrifice that we have also asked of shareholders and customers.

Slide 62: FTE

 We know that our decreases in expense must not only come from one-time cuts but also more strategically come from changing the way we conduct business. We continue to focus on controlling two primary Human Capital metrics. The first is our number of Full Time Equivalent employees, or essentially the number of associates we would have if each were scheduled for 40 hours per week. In 2008 we ended the year with 423. We set a goal for 2009 of keeping this number constant, despite the office openings I noted earlier. In fact, we decreased our FTE number to 418. Essentially through attrition (with no layoffs) we eliminated 25 positions. For 2010 we have set a goal of decreasing this number further to 405. We are well on our way and continue to search for additional opportunity!

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Slide 63: Operating Expense – Efficiency Metrics

Our second 2009 goal was to decrease our overtime hours by 66% over 2008 levels. Despite the fact that 2008 reflects substantial extra hours worked to complete a major core system conversion, a decrease of this level was definitely an ambitious goal! I’m pleased to report that through teamwork and diligence we were able to actually decrease these hours by over 82%! Our goal is to hold this same level for 2010. So far we are performing slightly better than goal!

Slide 64: Non-Interest Expense Composition

The result of these changes may be viewed on this slide. Although we had an increase in overall salary and benefit expense in terms of dollars, the percentage of non-interest expense that it represented decreased from 53% in 2008 to 49% in 2009. We appreciate the impact of this area on expenses and maintain a “razor edge” focus on controlling these expenses.

In terms of other expense control, your Corporate Services division is continually monitoring expense related to schools and seminars, training, marketing and contributions. For 2010 we have made prudent, significant budget cuts across the board.

33

Slide 65: Marketing Goal/Tactics

Speaking of Marketing, as we entered 2010 I was given the opportunity to take over direct leadership of our Marketing division, which some of you may recall was a former “stomping ground” of mine early in my banking career. Again, with a focus on minimizing all non-interest expense, we were challenged by maximizing the return of our marketing efforts, while decreasing our budget by 40% or $400,000.

The result is a marketing strategy focused on creating awareness in our newer geographic markets, retaining our current customers and expanding relationships with new and existing customers. So what is new you might ask? It’s really our approach that is somewhat different.

Obviously reducing expense meant that we had few dollars to commit to more expensive mass media. Instead we are focusing on a handful of targeted corporate campaigns that essentially promote Word of Mouth exposure. In other words, they create a “buzz” in our markets. This is achieved through targeted efforts utilizing direct mail and calling efforts. Plus, we are utilizing technology effectively, by launching e-mail campaigns, optimizing our web site, creating contests and blogs, establishing a Facebook presence, displaying ATM screen messaging and even using creative on-hold messages. We are able to further leverage these same creative concepts for all lines of business. Best of all, by taking these strategies we can better track the success of each touch point. I’m pleased to say that our early results point to an efficient and we believe an effective marketing strategy.

34

Jason will now outline the impact that changing the way we do business has had on your operations and risk division.

JASON RUSH

Slide 66: Jason Rush

Good morning, while 2009 certainly had its share of challenges I am happy to report that as an organization we have continued to focus on the future.  As Carissa mentioned our core business is strong and we continue to focus on improving the efficiency of our operations by implementing better proven available technology and continuing to apply LEAN principles throughout our organization.

Slide 67: LEAN

LEAN, if you recall, is a business improvement methodology typically associated with the manufacturing industry but certainly valuable to any organization that can benefit from process improvements, and which organization can’t?  We have embedded LEAN within our company for over three years now.  We have held process improvement events in several areas, including Trust Operations, the Branch network, particularly the role of our Customer Service Representatives, and the Mortgage area to name a few.  Each of these events have identified impediments within our systems, allowed us to implement necessary changes and in turn improve the processes within these areas to allow them to operate in a more efficient manner.

35

Slide 68: Delivery Channel Usage

Technology continues to change at an ever increasing pace and that is certainly true within the financial industry.  The current slide shows the delivery channels that our customers chose to utilize in 2009 to access their deposit accounts.  If we were to compare this slide to one with data from three years ago it would certainly look much different than today.  I think several things are interesting on this slide.  You will note that Automated Clearing House or ACH items now outnumber transactions completed at the teller line, and transactions completed with debit cards, either with a pin or by selecting credit, now outnumber our traditional check transactions processed.  We anticipate that this slide will look even more electronic three years from now and almost certainly will include headings we may not have even heard of at this point.

It is with this idea that it becomes even more important for us to remain focused on the future and the changes that continue to come our way.  As I have discussed in this venue over the past couple years we have made significant updates to our core technology systems to assure we meet the needs of our customers.  We continue to update our strategic technology plan on an ongoing basis and have committed ourselves to a longer multiyear plan to assure that we do not allow ourselves to fall behind the curve of where our industry is headed.

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Slide 69: Risk Management

In my role of Chief Risk Officer I am responsible for addressing challenges such as regulatory reform and litigation trends as well as more pleasant topics such as natural and manmade disasters and work with the necessary areas of the Company to mitigate the potential impact of each of these upon our Company.  Within the risk management group our primary focus for 2009 was regulatory reform.  Anyone that has followed the news is aware that the regulatory climate has changed significantly.  The changes have been numerous and as always they have been complex.  These changes have been particularly heavy in the consumer real estate mortgage market but significant changes have also occurred in areas such as how items clear deposit accounts or securing our customers information and privacy.  As a company we take each of these changes seriously and work quickly to make sure we are complying with each for the protection of our customers.

As I turn the podium back over to Bill I would like to thank you for your continued support.

BILL GRANT

Slide 70: Bill Grant

As we begin to wrap up our presentation to you for this year, I hope you can come away with two conclusions.  First, your Company was significantly impacted by this recession. Some strategies we executed a few years ago made us more vulnerable than some other banks, but not nearly as bad off as others. Second, your Company has addressed several of these challenges and is executing on its business plan which is both strategic and strong.

37

Slide 71: Strategic Objectives

By way of review, let me outline specifically some of the steps we are following to strategically position ourselves.

We intend to improve our asset quality and concentration of credits. As set forth in earlier slides, we have recognized the losses we now know of. Further, we have bolstered our loan loss reserve to buffer against possible future downgrades of loans. All the while, we continue to book loans to consumers and community oriented business owners.

We also intend to improve our capital levels. As noted, we remain well capitalized, and have seen a slight increase in our capital in the last quarter.

We will focus on enhancing our core earnings. Through the reports furnished to you today, you can see that we continue to execute well on our core strategy of serving our communities and community oriented businesses. We have maintained our interest margin, and continue to grow our fee based services.

We endeavor every day to expand our customer relationships. It is much better, and more economical, to expand a relationship than to develop a new one. We carefully measure the depth of relationships we build, and are pleased with our progress.

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Slide 72: Intermediate and Long Term Objectives

Some of our intermediate and longer plans (slide #76) will include delaying our expansion to reduce current costs. We will continue to hone our human resources plans to assure that we are strategically placing associates in roles that will make us more efficient and customer focused.

As mentioned earlier, we will develop and execute a five (5) year capital plan to meet our capital needs, and perhaps set the stage for paying back our CPP.

As Chairman Rudy indicated, we will not be able to open the floor for questions. As this meeting is not being broadcasted, it is conceivable that information could be shared here that would not be available to other shareholders who could not attend today. As you might imagine, we have heard from several shareholders as a lead up to this meeting. There are some common themes to these comments and questions. We thought we could address them in a sort of FAQ – frequently asked questions.

Slide 73:  Frequently Asked Questions

1.
The first area of questions centers on the investment securities that have contributed significantly to the Other Than Temporary Impairment Charges that have pushed our earnings underwater for several quarters. As we noted earlier, most of the challenging securities are trust preferred securities. They were selected because at the time of their purchase they were appropriately rated for our portfolio by the rating agencies. Their yield and maturities provided a good match for liabilities on the balance sheet. Because of the makeup of the balance sheet, we did acquire a higher percentage of these securities than most community banks.

39

In early 2009, the rating agencies abruptly dropped the investment ratings on these securities by several classes. This caused the market to essentially collapse in a very short period of time.

Questions have been raised as to the process used in determining the impairment charge. Some detail is provided to you in our SEC filings. A detailed assessment is made into each security, and now each bank within the security. This quarter, we enhanced our process by employing a third party to conduct this assessment. The rigorous process could continue for quarters in the future as this independent assessment examines the probability of default with current economic circumstances.

Before moving off this topic, some have inquired as to my comments in the Annual Report regarding “mark to market” accounting. I, along with many experts, do have opinions on this accounting process, and I will concede that moves made by FASB last year, under pressure from Congress, remedied some of the issues. In order to keep our focus on our Company today, this is all I will say about “mark to market”, but I would be pleased to further discuss this after the meeting.

40

2.
Several questions have been raised concerning loans by the Bank to insiders – and that this somehow has factored into our issues at this point. Because of financial privacy laws, I cannot get into specifics, but let me share with you that our insider loans – loans to Directors and Executive Officers – amount to 1.1% of our total loans. All of the loans are current.

Because of abusive insider loan issues by some banks years ago, I can tell you that there is a special regulation right on point to cover this issue.    Regulation O mandates reporting requirements for lending to insiders, and also requires that they not receive any preference in pricing or terms. There are numerous requirements insiders must meet in order to borrow from the Bank. These are requirements not placed on others. Because of the degree of these requirements, I can tell you that some insiders find it easier, or are required, to go elsewhere for their borrowing needs.

3.
I have frequently been asked my view of the proposed financial regulation bill now being debated in the Senate. Again, I do not want to elaborate on this, as we are focused on our Company this morning. I can tell you that the bill, in its current form, will dramatically increase the regulatory burden on all community banks. More than a half-dozen new federal agencies will be created. Sadly, the bill does not really get at some of the larger issues, such as the too big to fail issue. If passed, the law would certainly increase our costs and limit some of our revenues. Again, I would be happy to discuss this offline following the meeting.

41

4.
We have received many questions about our participation in the Capital Purchase Program which was part of TARP. To be blunt, I believe that Congress and the media severely mishandled TARP and the CPP. The program was conceived in the fall of 2008. It was an injection of capital for strong banks to facilitate both lending and the absorption of losses. In fact, several of the largest banks were strongly encouraged to participate. As a strong bank, we also were encouraged and did decide to participate. Only after the program was underway did Congress begin calling it a “bailout”. In fact, the money is to be repaid – and is being repaid. To date, I believe the government has not lost any money on CPP and, in fact, has earned a return in excess of 8%.

Now let me tell you what First United has done with these funds. We did participate at a level of $30 million. We also issued a warrant for shares of our stock valued at over $300 million. In addition to serving as a useful buffer with to downgrade of the trust preferred securities in our investment portfolio, it also facilitated the following

•	Continuation of lending to credit worthy borrowers. While the overall loan portfolio remained nearly the same, loan payoffs of nearly $250 million were replaced with an equal amount of new loans.

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•	Net commercial loans grew by $34 million while consumer loans (mortgages and indirect) decreased by a similar amount.

•	The $250 million of loans were made to almost 4,000 credit worthy customers.

•	It helped us commit to a $6 million investment in a low income housing project.

•	It helped us in raising our loan loss analysis by $5.7 million; from 1.26% of loans, to 1.79%. At the end of the first quarter, our reserve was at 1.99%.

Your Company has used CPP for its intended purpose, while at the same time providing the taxpayer with a good return on its investment. We have no current plans to immediately pay back the CPP. Even though it requires a lot of paper work, and impedes executive compensation, it is reasonably priced capital in today’s environment.

43

5.
We have received a few comments about our level of what is called impaired loans. Impaired loans are created through an analysis following an accounting guidance. Impaired loans are, by definition, different than non-performing loans. Non-performing loans are those loans in non-accrual and loans that are delinquent by 90 days or more. At the end of 2009, we had $48,354,000 or 4.32% of loans in this category. By comparison, impaired loans are, by definition, those loans where we think it is probable that we will not receive all payments of principal and interest as scheduled. It does not mean that we will not be paid back; it means that it is probable repayment will not happen according to the original terms. This could be caused by cash flow issues of the borrower, an inability to sell real estate according to original projections, or other factors. It calls on us to provide a higher level of monitoring for these loans. At year end, this total was $131,230,000.  A second portion of the impairment test asks whether the collateral is of sufficient value at the time of impairment to prevent a loss. For $102 million of these impaired loans, the answer to that question is yes.

5.
There have been a lot of inquiries on the level of nonperforming loans. They are certainly at historically high levels, and, as we have discussed, they have created a lot of challenges. It is important, however, to put it in perspective. According to the Uniform Bank Performance Report issued by the FDIC, our Non Performing Assets were at 4.32% as of December 31, 2009. As such, we were above the average of our peer group, but not dramatically so. We were in the 66th percentile. Our peers were at 3.76% as of year-end. Interestingly, as of the end of the first quarter our NPA had declined from 4.32% to 4.17%, while our peers went up from 3.76% to 3.83%. Our percentile dropped from the 66th percentile to the 62nd percentile.

44

Let me hasten to add that one quarter does not make a trend, but we are encouraged, and we wanted to add some peer perspective to these numbers.

7.
We have had some comments that our loan troubles are concentrated in the Lake area. As you may recall from the slides which Carissa and Steve reviewed earlier, there is a good level of loan diversification both by loan type and by geography. And so it is with our non-performing loans. They are spread throughout our market area.

8.
One of the major causes of the financial meltdown was the large number of subprime loans which were made and securitized. As a practice, First United did not produce subprime loans. There were a few isolated instances when a loan might be made to a borrower with a low credit score, or some other blemish. In those cases, however, there were mitigating circumstances that substantially reduced the risk. Taken as a whole, the number of these types of loans is negligible.

This concludes the summary of questions and comments we have received. Again, we will be available after the meeting to address your comments individually.

It is our hope that this detailed, and somewhat lengthy meeting has provided you with both an explanation of our challenges and our response to them. We hope you are encouraged, as we are, about our growth in the future, based upon a strong strategy of serving our communities and our community oriented businesses. The strength of our core operations validates this strategy.

45

Your management group is directed by a strong Board of Directors, which has five directors who qualify as financial experts under Sarbanes Oxley. And, at the heart of the Company is a group of dedicated associates who are working long hours to address our challenges, and, at the same time, moves our Company forward. I thank them, the other executives, and the Board of Directors for their commitment, passion and hard work. And I thank you, the Shareholder for you ongoing support. Thank You.

Slide 74: Thank You!

46

First United Corporation

Annual Shareholders Meeting

May 2010

1

Bill Grant

President,

Chief Executive Officer &

Chairman of the Board

2

Forward-Looking Statements

Forward-looking statements in this presentation relating to First United Corporation's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained herein should be read in conjunction with First United Corporation's 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), including First United Corporation's Form 10-Q as of March 31, 2010, which are available on the SEC's website www.sec.gov or at First United Corporation's website www.mybank4.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in First United Corporation's 2009 Annual Report on Form 10-K filed with the SEC under the section, 'Risk Factors" in Part 1, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements. First United Corporation does not assume any duty to update any forward-looking statements.

3

MyBank! FIRST UNITED

Corporate Overview

- First United Bank & Trust founded in 1900
- Headquartered in Oakland, Garrett County, Maryland
- Total assets of $1.7 billion at December 31, 2009
- Banking operations in Maryland and West Virginia
  - 28 banking offices, 33 ATMs and 1 call center
- Non-banking services include insurance, trust and investments
  - Major focus on providing customized solutions to the people and businesses in the communities we serve
- Led by a seasoned team of bankers, most with over 20 years experience

4

MyBank! FIRST UNITED

First United Corporation – Who are we?

The Difference

We continue to:

- Provide the products of our larger competitors with the service only seen in community banks
  - Responsiveness and flexibility from knowing the markets
- Focus on growing and maintaining relations with our customers for the long term
  - We take the time to know our customers and their needs
  - Community Oriented Business Owners (COBO)
- Have disciplined underwriting policies
  - Quality over quantity
  - Organic and non-organic loans receive same underwriting treatment
- Sustain a culture that attracts and retains employees who provide the differentiating customer experience

5

MyBank! FIRST UNITED

First United Corporation– Community Bank Model

Emphasizes:

- Strong Relationship Building Programs
- Effective Attraction of New Customers
- Exceptional Customer Retention
- Robust Multi-Product Utilization
- Extraordinary Community Involvement

6

MyBank! FIRST UNITED

Carissa Rodeheaver

Executive Vice President &
Chief Financial Officer

7

Recession

- The United States entered into a recession in December 2007
  - Weakened U.S. economy
  - Consumer fear and low confidence
  - Stock and bond markets plunged
  - Low interest rates
- Federal Reserve Chairman Ben Bernanke indicates recovery began in late 2009

8

MyBank! FIRST UNITED

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- Capital Adequacy
- Core Bank Performance

9

MyBank! FIRST UNITED

Issues Driving Bank Performance

- **By-products of Recession**
  - **High Liquidity Levels**
  - FDIC Premiums
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- Capital Adequacy
- Core Bank Performance

10

Balance Sheet - Asset Growth

Millions
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$300
$1,311
$1,349
$1,479
$1,639
$1,744
2005
2006
2007
2008
2009

11

MyBank! FIRST UNITED

Balance Sheet - Asset Mix

2008
2009
8%
1%
22%
68%
9%
11%
16%
63%
Cash and cash equivalents
Investment securities and FHLB stock
Loans
Other assets

12

Stable Funding Sources

2009
17%
3%
57%
23%
Core Deposits
Certificates of deposit > $100,000
Short term borrowings
Long term borrowings

13

MyBank! FIRST UNITED

Issues Driving Bank Performance

- **By-products of Recession**
  - High Liquidity Levels
  - **FDIC Premiums**
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- Capital Adequacy
- Core Bank Performance

14

MyBank! FIRST UNITED

Steve Lantz

Senior Vice President &
Senior Lending Officer

15

Loan Growth

Millions
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$961
$964
$1,043
$1,135
$1,122
2005
2006
2007
2008
2009

16

MyBank! FIRST UNITED

Loan Portfolio Composition

December 2003
2%
39%
26%
33%
Commercial
Residential Mortgage
Consumer Installment
Residential Construction
December 2009
10%
1%
35%
54%
Commercial
Residential Mortgage
Consumer Installment
Residential Construction

17

MyBank! FIRST UNITED

Commercial Real Estate Loans

Collateral:

14%
18%
8%
4%
33%
23%
Construction and other land
Commercial land development
Other commercial construction
Multifamily
Non-residential
Owner occupied non-residential

Location:

22%
9%
5%
13%
9%
17%
25%
MD: Garrett
MD: Washington , Frederick
MD: Allegany
WV: Hardy, Hampshire, Mineral
WV: Jefferson, Berkely
WV: Monongalia
Out of Market

18

MyBank! FIRST UNITED

Commercial Real Estate Loans

*Significant Industry Concentrations *:*

•Developers	13%
•Commercial rentals	12%
•Hotels and lodging	12%
•Contractors	8%
•Real estate holders	8%
•Residential rentals	7%

** As a % of total commercial loans*

19

MyBank! FIRST UNITED

Carissa Rodeheaver

Executive Vice President &
Chief Financial Officer

20

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- **Credit Quality**
  - **Loan Portfolio**
  - Investment Portfolio
- Capital Adequacy
- Core Bank Performance

21

MyBank! FIRST UNITED

Providing for Loan Losses

$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Thousands
Recession
Provision
Net Charge-offs
2005
2006
2007
2008
2009

22

MyBank! FIRST UNITED

Providing for Loan Losses – Net Charge-Offs as % of Average Loans

Recession
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.15%
0.11%
0.15%
0.54%
0.87%
2005
2006
2007
2008
2009

23

MyBank! FIRST UNITED

CRE Development Concentration

Recession
200%
175%
150%
125%
100%
75%
50%
25%
0%
Concentration %
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
Non-performing as % of Loans
2003
2004
2005
2006
2007
2008
Q1 09
Q2 09
Q3 09
Q4 09
Year

24

MyBank! FIRST UNITED

Reserves vs. Non-Performing Loans

Recession
ALLL as % of Gross Loans
Non-performing as % of Loans
1.75%
1.50%
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2003
2004
2005
2006
2007
2008
Q1 09
Q2 09
Q3 09
Q4 09
Year

25

MyBank! FIRST UNITED

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- **Credit Quality**
  - Loan Portfolio
  - **Investment Portfolio**
- Capital Adequacy
- Core Bank Performance

26

MyBank! FIRST UNITED

Investment Portfolio

Collateralized Debt Obligation Sector

Original cost	$ 73.8
Cumulative losses through earnings	(29.4)
Cumulative losses through capital	(14.1)
Fair value at December 2009	$ 44.4

2007 Percentage of Investment Portfolio	**24%**
2009 Percentage of Investment Portfolio	**14%**

$ in millions

27

MyBank! FIRST UNITED

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- **Capital Adequacy**
- Core Bank Performance

28

MyBank! FIRST UNITED

Capital Adequacy

Well-capitalized on all regulatory capital ratios

29

MyBank! FIRST UNITED

Regulatory Capital – as % of Risk Weighted Assets

Well-Capitalized
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4Q06
4Q07
4Q08
1Q09
2Q09
3Q09
4Q09
Common Equity
ALLR
Trust Preferred Sec
TARP CPP

30

MyBank! FIRST UNITED

Components of Total Capital Ratio

Common Equity and Allowance for Loan Loss Reserves ("ALLR") Components
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4Q06
4Q07
4Q08
1Q09
2Q09
3Q09
4Q09
Common Equity
ALLR

31

MyBank! FIRST UNITED

Components of Total Capital Ratio

Common Equity, ALLR and Trust Preferred Components
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4Q06
4Q07
4Q08
1Q09
2Q09
3Q09
4Q09
Common Equity
ALLR
Trust Preferred Sec
TARP CPP

32

MyBank! FIRST UNITED

Regulatory Capital – as % of Risk Weighted Assets

Well-Capitalized
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
4Q06
4Q07
4Q08
1Q09
2Q09
3Q09
4Q09
Common Equity
ALLR
Trust Preferred Sec
TARP CPP

33

MyBank! FIRST UNITED

Net Income

Recession
Millions
$15
$10
$5
$0
-$5
-$10
-$15
$12.2
$12.6
$12.8
$8.9
-$12.8
2005
2006
2007
2008
2009

34

MyBank! FIRST UNITED

Components of Earnings

	Pre-tax 2009	Pre-tax 2008
Earnings/(Loss) – as reported	**($19.8)**	**$12.4**
Impact of:		
FDIC premiums	**4.0**	**0.5**
Securities impairment	**26.7**	**2.7**
Provision for loan losses	**15.6**	**12.9**
"Non-cyclical" earnings	**$ 26.5**	**$ 28.5**

35

$ in millions

MyBank! FIRST UNITED

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- Capital Adequacy
- **Core Bank Performance**

36

MyBank! FIRST UNITED

Growth and Composition of Revenue

$80
$70
$60
$50
$40
$30
$20
$10
$-
Millions
$14
$14
$17
$16
$16
$40
$41
$44
$52
$53
2005
2006
2007
2008
2009
Net Interest Income
Noninterest Income (*)

* Excluding

37

Net Interest Income

Interest Income:

- Loans
- Investments in Securities

Less Interest Expense:

- Savings
- Transaction Accounts
- Time Deposits
- Short Term Borrowings
- Long Term Borrowings

Equals - Net Interest Income

Trends in Net Interest Income
(in millions)

2009	-	$53.2
2008	-	$52.2
2007	-	$44.2
2006	-	$40.9
2005	-	$40.3

38

MyBank! FIRST UNITED

Net Interest Margin

4.00%
3.50%
3.00%
3.49%
3.52%
3.51%
3.68%
3.56%
2005
2006
2007
2008
2009

39

*Non Interest Income (Fee Income) **

Millions
$18
$17
$16
$15
$14
$13
$12
$11
$10
$9
$8
$14.2
$14.0
$16.7
$15.8
$16.3
2005
2006
2007
2008
2009

Growth Rates (%)

5 year	5.8%
2009 vs. 2008	3.2%

% of Total Revenue

2009	23%
2005	26%

** Excluding gains/losses*

40

MyBank! FIRST UNITED

Diversified Fee Income (excluding gains/losses)

2009
33%
22%
18%
11%
9%
4%
3%
Service charges
Trust
Insurance
Other
Electronic banking fees
Brokerage income
Bank owned life insurance

41

MyBank! FIRST UNITED

Issues Driving Bank Performance

- By-products of Recession
  - High Liquidity Levels
  - FDIC Premiums
- Credit Quality
  - Loan Portfolio
  - Investment Portfolio
- Capital Adequacy
- **Core Bank Performance**

42

MyBank! FIRST UNITED

Robin Murray

Senior Vice President &
Director of Retail Banking

43

MyBank! FIRST UNITED

Deposit Market Share

Maryland Counties:	# Offices	% Share	Change in $ 2008-2009	Rank
Garrett	5	72.2%	$19.8	1st
Allegany	4	19.2	0.8	3rd
Washington (*)	**3**	**4.3**	**15.4**	**6th**
Frederick (*)	**4**	**3.8**	**24.9**	**8th**
West Virginia Counties:				
Mineral	2	31.8	(4.3)	2nd
Berkeley (*)	**5**	**12.2**	**8.9**	**3rd**
Hardy	1	2.9	(1.5)	4th
Monongalia (*)	**3**	**2.6**	**6.2**	**7th**

(*) Growth Markets

44

Source: FDIC Market Share Report as of June 30, 2009, dollars in millions

MyBank! FIRST UNITED

Deposit Growth

$1,500
$1,300
$1,100
$900
$700
$500
$300
Millions
$956
$971
$1,093
$1,223
$1,304
2005
2006
2007
2008
2009

45

MyBank! FIRST UNITED

Composition of Core Deposits

2009
37%
48%
3%
12%
Interest bearing demand
Non interest bearing demand
Savings
Certificates of deposit < $100,000

46

MyBank! FIRST UNITED

Eugene Helbig, Jr.

Senior Vice President
& Senior Trust Officer

47

Non-interest Income – Trust and Investments

- WHAT MATTERS MOST – Trust
- WHAT MATTERS MOST – Your Future
- WHAT MATTERS MOST – Planning
- WHAT MATTERS MOST – Your Retirement

48

"WHAT MATTERS MOST"
Trust.

MyBank! FIRST UNITED

Trust Department Market Value

$543.6 million
$560
$540
$520
$500
$480
$460
$440
$420
Millions
2005
2006
2007
2008
2009

49

"WHAT MATTERS MOST"

Trust.

MyBank! FIRST UNITED

Trust Department Income

$3.7 million
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
Thousands
2005
2006
2007
2008
2009

50

"WHAT MATTERS MOST"
Trust.
MyBank! FIRST UNITED

Managed Asset Portfolio ("MAP") Performance Review

5 Years Ended 2009 (5 Year Average)

MAP Objective	MAP Return	Blended Index	MAP Over (Under) Index
Tax Free	3.60%	4.43%	-0.83%
Bond Income	5.37%	2.57%	2.80%
Fixed Income	4.66%	2.58%	2.08%
Growth/Income	5.04%	2.88%	2.17%
Balance	5.50%	3.15%	2.35%
Growth	5.76%	3.28%	2.48%
Aggressive Growth	6.07%	3.42%	2.74%
		Avg. All Models	**1.97%**
		Avg. Ex-Bond Inc.	2.36%

S&P 500	3.13%
Dow Industrials	5.10%
NASDAQ	4.81%

51

"WHAT MATTERS MOST"
Trust.
MyBank! FIRST UNITED

Trust Department – Balanced MAP Objective

Growth of $1,000,000
$1,500,000
$1,000,000
$500,000
$1,398,198
$908,082
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
Balanced MAP
S&P 500

10 Years Ending 12/31/09

(From Beginning of Last Major Bear Market)

Not a deposit - Not FDIC Insured - Not guaranteed by the bank - May lose value - Not insured by any government agency

52

"WHAT MATTERS MOST"

Trust.

Trust Department – 2009 Noteworthy Points

- New Business Development meets 114.4% of goal
- Regular communication – Economic Conference Calls can be found at www.trustandinvestments.com
- Customer Service retains customer accounts

53

"WHAT MATTERS MOST"
Trust.
MyBank! FIRST UNITED

Val Teagarden

First United Insurance Group
President and CEO

54

Non Interest Income – First United Insurance Group

Revenue by Line of Business

16%
0%
70%
14%
2000
3%
14%
57%
27%
2009
Personal Lines
Commercial Lines
Individual Life and Health
Group Benefits

55

First United Insurance Group - Commission Income

Thousands
$3,300
$2,800
$2,300
$1,800
$1,300
$800
$300
$1,536
$1,574
$2,529
$2,143
$2,887
2005
2006
2007
2008
2009

56

Insurance Group – New Business Revenue

$350
$300
$250
$200
$150
$100
$50
Thousands
$134
$199
$263
$290
2006
2007
2008
2009

57

MyBank! FIRST UNITED

Insurance Group – Increase in Clients

Number of New Clients
12,000
10,000
8,000
6,000
4,000
2,000
0
3,792
10% Increase
4,785
26% Increase
6,781
42% Increase
8,143
20% Increase
11,555
42% Increase
2005
2006
2007
2008
2009

58

MyBank! FIRST UNITED

Insurance Group - Commission Income as % of Other Operating Income

% of Other Operating Income
19.0%
17.0%
15.0%
13.0%
11.0%
9.0%
7.0%
5.0%
10.9%
11.2%
16.8%
15.6%
18.0%
2005
2006
2007
2008
2009

59

MyBank! FIRST UNITED

Jeannette Fitzwater

Senior Vice President &
Director of Corporate Services

60

Operating Expenses – Branch Network Expansion

Total Expenses (Millions)
Cumulative # of New Branches
$50
$45
$40
$35
$30
$25
$20
$15
$10
12
10
8
6
4
2
0
$34.7
$35.5
$38.5
$40.6
$46.8
2005
2006
2007
2008
2009

Growth Rates (%)

Expenses:

5 year 5%

2009 vs. 2008 15%

New Branches:

5 year 17%

2009 vs. 2008 22%

61

MyBank! FIRST UNITED

Operating Expense – Human Capital Efficiency Metrics

Goal: Maintain 2008 Full Time Equivalent Level (FTE)

Result:

450
400
350
300
FTEs
423
418
2008
2009 *

** Includes addition of 2 offices and an insurance agency*

62

MyBank! FIRST UNITED

Operating Expense – Human Capital Efficiency Metrics

Goal: Reduce overtime hours by 66% over 2008 level

Result:

Overtime Hours
8,000
6,000
4,000
2,000
0
7,527
1,331
2008
2009

Reduction of over 82%!

63

Operating Expense - Composition

2008
27%
53%
1%
19%
Salaries and employee benefits
Occupancy, equipment and data processing
FDIC and state assessments
All other

2009
24%
49%
8%
19%
Salaries and employee benefits
Occupancy, equipment and data processing
FDIC and state assessments
All other

64

Non-Interest Expense – Marketing Strategy

Goal: Maximize Return on Investment (ROI) while decreasing expense by 40%

Tactics:

- Word of Mouth
- Web-based
- Targeted Blitzes
- Public Relations
- New and Existing Touch points

65

MyBank! FIRST UNITED

Jason Rush

Senior Vice President,
Chief Risk Officer and
Director of Operations

66

MyBank! FIRST UNITED

LEAN Process Improvement Tools

Many useful tools are built upon the Lean Fundamentals:

Customer
• QFD
• Takt
• VOC
Just in Time
People
• Policy Deployment
• OD
• CI Teams
Designed in Quality
Stability

- TOC
- Materials Systems
- Production Smoothing
- Flow / Pull
- SMED

- DOE
- Autonomation
- Visual Control
- DFM
- FMEA

- MSA
- SPC
- 5S
- Standard Work
- TPM

The most commonly used <u>Lean Tools are:</u>

- ***Standard Work***
- ***5S / Visual Mgmt.***
- ***Pull Systems***
- ***Setup Reduction***
- ***Cellular Production***
- ***Total Productive Maintenance***

67

MyBank! FIRST UNITED

Delivery Channel Usage

Phone: 2%
Teller: 13%
ACH: 18%
Point of Sale: 29%
Checks: 28%
Wires: 5%
ATM: 5%

68

MyBank! FIRST UNITED

Risk Management

- Disaster Management
- Regulatory Reform

69

MyBank! FIRST UNITED

Bill Grant

President,
Chief Executive Officer &
Chairman of the Board

70

MyBank! FIRST UNITED

Strategic Objectives

- Improve asset quality and concentrations of credit
- Improve capital
- Enhance core earnings
- Profitably expand customer relationships

71

MyBank! FIRST UNITED

Intermediate and Long Term Objectives

- Delay branch expansion and insurance agency acquisitions
- Evaluate longer term human resource plans
- Develop and execute 5-year capital plan based on expected capital needs, including the possible repayment of CPP funds

72